EXHIBIT 21

                                  SUBSIDIARIES

     The Company was incorporated in Texas in 1973. The following is a listing of significant subsidiaries of the Company as of March 9, 1998:


                                                                                                              % Voting
                                                                                                              Securities
                                                                              Jurisdiction of               or Beneficial
                                                                               Incorporation                Interest Owned
          Name of Subsidiary                                                  or Organization               by the Company
---------------------------------------------------------------------- ------------------------------ ---------------------------
Alaska Pipeline Company                                                           Alaska                         100%
Global Natural Resources Corporation of Nevada                                    Nevada                         100%
Global Natural Resources Inc.                                                   New Jersey                       100%
Seagull (Cote d'Ivoire) CI-104 Ltd.                                           Cayman Islands                     100%
Seagull (Cote d'Ivoire) CI-12 Ltd.                                            Cayman Islands                     100%
Seagull (Cote d'Ivoire) Ltd.                                                  Cayman Islands                     100%
Seagull (Egypt) Darag, Ltd.                                                   Cayman Islands                     100%
Seagull (Egypt) East Beni Suef, Ltd.                                          Cayman Islands                     100%
Seagull (Egypt) Ltd.                                                          Cayman Islands                     100%
Seagull East Zeit Petroleum Ltd.                                              Cayman Islands                     100%
Seagull Energy E&P Inc.                                                          Delaware                        100%
Seagull Energy International Inc.                                                Delaware                        100%
Seagull Field Services Company                                                     Texas                         100%
Seagull International Holdings Ltd.                                           Cayman Islands                     100%
Seagull Marketing Services, Inc.                                                   Texas                         100%
Seagull Midcon Inc.                                                              Delaware                        100%
Seagull Mid-South Inc.                                                           Delaware                        100%
Seagull Pipeline & Marketing Company                                             Delaware                        100%
Seagull Pipeline Company                                                         Delaware                        100%
Seagull Power Services Inc.                                                      Delaware                        100%
Seagull Products Pipeline Corporation                                              Texas                         100%
Seagull South Hurghada Petroleum Ltd.                                         Cayman Islands                     100%
Seagull WAG Petroleum Ltd.                                                    Cayman Islands                     100%
Texneft Inc.                                                                       Texas                         100%

